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                                                                    EXHIBIT 10.3

                  FORM OF INVESTMENT MANAGEMENT TRUST AGREEMENT

       This Agreement is made as of _______ __, 2006 by and between Harbor Acquisition Corporation (the "COMPANY") and Continental Stock Transfer & Trust Company ("TRUSTEE").

       WHEREAS, the Company's Registration Statement on Form S-1, No. 333-126300 ("REGISTRATION STATEMENT"), for its initial public offering of securities ("IPO") has been declared effective as of the date hereof by the Securities and Exchange Commission ("EFFECTIVE DATE"); and

       WHEREAS, Ferris, Baker Watts, Incorporated ("FBW") is acting as the lead underwriter in the IPO; and

       WHEREAS, as described in the Company's Registration Statement, and in accordance with the Company's Certificate of Incorporation, $57,800,000 of the gross proceeds of the IPO ($66,350,000 if the underwriters over-allotment option is exercised in full) will be delivered to the Trustee to be deposited and held in a trust account for the benefit of the Company and the holders of the Company's common stock, par value $0.0001 per share, issued in the IPO as hereinafter provided (the amount to be delivered to the Trustee will be referred to herein as the "PROPERTY"; the stockholders for whose benefit the Trustee shall hold the Property will be referred to as the "PUBLIC STOCKHOLDERS," and the Public Stockholders and the Company will be referred to together as the "BENEFICIARIES"); and

       WHEREAS, a portion of the Property consists of $1,350,000 attributable to the underwriters' non-accountable expense allowance which FBW has agreed to deposit in the Trust Account; and

       WHEREAS, a portion of the Property consists of $1,300,000 attributable to the placement of warrants issued by the Company to certain of its initial stockholders; and

       WHEREAS, a portion of the Property consists of a loan in the principal amount of $150,000 from certain of the initial stockholders of the Company; and

       WHEREAS, the Company and the Trustee desire to enter into this Agreement to set forth the terms and conditions pursuant to which the Trustee shall hold the Property;

       IT IS AGREED:

       1. AGREEMENTS AND COVENANTS OF TRUSTEE. The Trustee hereby agrees and covenants to:

            (a) Hold the Property in trust for the Beneficiaries in accordance with the terms of this Agreement, in a segregated trust account ("TRUST ACCOUNT") established by the Trustee at a branch of JPMorgan Chase Bank, N.A. selected by the Company and utilizing the services of a securities broker selected by the Company;

            (b) Manage, supervise and administer the Trust Account subject to the terms and conditions set forth herein;

            (c) In a timely manner, upon the instruction of the Company, to invest and reinvest the Property in any "GOVERNMENT SECURITY." As used herein, Government Security means any Treasury Bill issued by the United States, having a maturity of one hundred and eighty days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act;

            (d) Collect and receive, when due, all principal and income arising from the Property, which shall become part of the "Property," as such term is used herein;

            (e) Notify the Company of all communications received by it with respect to any Property requiring action by the Company;

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            (f) Supply any necessary information or documents as may be requested by the Company in connection with the Company's preparation of the tax returns for the Trust Account;

            (g) Participate in any plan or proceeding for protecting or enforcing any right or interest arising from the Property if, as and when instructed by the Company and/ or FBW to do so;

            (h) Render to the Company and to FBW, and to such other person as the Company may instruct, monthly written statements of the activities of and amounts in the Trust Account reflecting all receipts and disbursements of the Trust Account;

            (i) As of the date of the consummation of a business combination ("BUSINESS COMBINATION"), commence liquidation of the Trust Account upon receipt of the Officers' Certificate signed by the Chief Executive Officer and Chief Financial Officer of the Company and in accordance with the terms of a letter ("Termination Letter"), in a form substantially similar to that attached hereto as EXHIBIT A, signed on behalf of the Company by its President or Chairman of the Board and Secretary or Assistant Secretary. The Trustee shall complete the liquidation of the Trust Account and distribute the Property in the Trust Account to the Beneficiaries as directed in the Termination Letter and the other documents referred to therein. The Trustee understands and agrees that, except as provided in Section 2, disbursements from the Trust Account shall be made only pursuant to a duly executed Termination Letter, together with the other documents referenced herein, including, without limitation, an independently certified oath and report of inspector of election in respect of the shareholder vote for a Business Combination. In all cases, the Trustee shall provide FBW with a copy of any Termination Letters, Officers' Certificates and/or any other correspondence that it receives with respect to any proposed withdrawal from the Trust Account promptly after it receives same; and

            (j) As of the date 18 months from the date of this Agreement (the "LOI TERMINATION DATE") (or 24 months from the date hereof ("SECOND TERMINATION DATE") provided the Trustee receives a bona fide, executed letter of intent or engagement letter (the "LETTER OF INTENT") for a Business Combination), commence liquidation of the Trust Account in accordance with the terms of a Termination Letter, in a form substantially similar to that attached hereto as EXHIBIT B, signed on behalf of the Company by its President or Chairman of the Board and Secretary of Assistant Secretary. The Trustee, upon consultation with the Company and FBW, shall file a press release immediately to notify the Public Stockholders of such event and take such other actions as it may deem necessary to inform the Beneficiaries. In addition, the Trustee shall deliver the Property against satisfactory evidence of delivery of the stock certificates by the Public Stockholders to the Company through the Depository Trust Company, its Deposit Withdraw Agent Commission (DWAC) system or otherwise. Notwithstanding the foregoing, if the Trustee receives an executed Letter of Intent prior to the LOI Termination Date accompanied by an Officers' Certificate as described in Paragraph 2(e) hereof, then the Trustee shall forego or suspend any liquidation of the Trust Account until the earlier of a Business Combination or 24 months from the date hereof.

       2. LIMITED DISTRIBUTIONS OF INCOME FROM TRUST ACCOUNT.

            (a) If there is any income tax obligation relating to the income of the Property in the Trust Account, then, at the written instruction of the Company, the Trustee shall disburse to the Company by wire transfer, out of the Property in the Trust Account, the amount indicated by the Company as required to pay income taxes; and.

            (b) Upon written request from the Company, which may be given not more than once in any calendar month, the Trustee shall distribute to the Company by wire transfer an amount computed and certified by the Company to be equal to the total collected and undistributed income earned on the original amount deposited in the Trust Account for the preceding month; PROVIDED, HOWEVER, that the maximum amount of distributions, net of taxes, that the Company may request and the Trustee shall distribute pursuant to this Section 2(b) shall be $1,650,000 or $1,850,000 if the over-allotment is exercised by the underwriters. It is understood that the Trustee's only responsibility under this section is to follow the instructions of the Company.

            (c) Except as provided in Section 2(a) and 2(b) above, no other distributions from the Trust Account shall be permitted except in accordance with Sections 1(i) and 1(j) hereof.

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       3. AGREEMENTS AND COVENANTS OF THE COMPANY. The Company hereby agrees and covenants to:

            (a) Give all instructions to the Trustee hereunder in writing, signed by the Company's Chief Executive Officer, President or Chairman of the Board. In addition, except with respect to its duties under paragraph 1(i) above, the Trustee shall be entitled to rely on, and shall be protected in relying on, any verbal or telephonic advice or instruction which it in good faith believes to be given by any one of the persons authorized above to give written instructions, provided that the Company shall promptly confirm such instructions in writing;

            (b) Hold the Trustee harmless and indemnify the Trustee from and against, any and all expenses, including reasonable counsel fees and disbursements, or loss suffered by the Trustee in connection with any action, suit or other proceeding brought against the Trustee involving any claim, or in connection with any claim or demand which in any way arises out of or relates to this Agreement, the services of the Trustee hereunder, or the Property or any income earned from investment of the Property, except for expenses and losses resulting from the Trustee's gross negligence or willful misconduct. Promptly after the receipt by the Trustee of notice of demand or claim or the commencement of any action, suit or proceeding, pursuant to which the Trustee intends to seek indemnification under this paragraph, it shall notify the Company in writing of such claim (hereinafter referred to as the "INDEMNIFIED CLAIM"). The Trustee shall have the right to conduct and manage the defense against such Indemnified Claim, provided, that the Trustee shall obtain the consent of the Company with respect to the selection of counsel, which consent shall not be unreasonably withheld. The Company may participate in such action with its own counsel; and

            (c) Pay the Trustee an initial acceptance fee of $1,000 and an annual fee of $3,000 plus an income distribution processing fee of $250 (it being expressly understood that the Property shall not be used to pay such fee), except that the monthly income distribution processing fee may be deducted from the monthly distributions allowed under Sections 2(a) and 2(b)). The Company shall pay the Trustee the initial acceptance fee and first year's fee at the consummation of the IPO and thereafter on the anniversary of the Effective Date. The Trustee shall refund to the Company the fee (on a pro rata basis) with respect to any period after the liquidation of the Trust Fund. The Company shall not be responsible for any other fees or charges of the Trustee except as may be provided in paragraph 2(b) hereof (it being expressly understood that the Property shall not be used to make any payments to the Trustee under such paragraph).

            (d) In the event that the Company consummates a Business Combination and the Trust Account is liquidated in accordance with Paragraph 1(i) hereof, the Trustee or another independent party designated by FBW shall act as the inspector of election to certify the results of the shareholder vote.

            (e) The Officers' Certificate referenced in Section 1(i) hereof shall require the Chief Executive Officer and Chief Financial Officer of the Company to each certify either of the following: (1) prior to the LOI Termination Date, the Company has entered into a Business Combination with a target business, the terms of which are consistent with the requirements set forth in the Registration Statement; or (2)(A) prior to the LOI Termination Date, the Company has entered into a bona fide Letter of Intent with a target business, and (B) prior to the Second Termination Date, the Company has entered into a Business Combination with a target business, the terms of which are consistent with the requirements set forth in the Registration Statement.

            (f) The Company hereby agrees, in connection with the vote of the Company's stockholders regarding a Business Combination, to provide to the Trustee an affidavit or certificate of a firm regularly engaged in the business of soliciting proxies and tabulating stockholder votes (which firm may be the Trustee) verifying the vote of the Company's stockholders regarding such Business Combination.

       4. LIMITATIONS OF LIABILITY. The Trustee shall have no responsibility or liability to:

            (a) Take any action with respect to the Property, other than as directed in paragraph 1 hereof and the Trustee shall have no liability to any party except for liability arising out of its own gross negligence or willful misconduct;

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            (b) Institute any proceeding for the collection of any principal and income arising from, or institute, appear in or defend any proceeding of any kind with respect to, any of the Property unless and until it shall have received instructions from the Company given as provided herein to do so and the Company shall have advanced or guaranteed to it funds sufficient to pay any expenses incident thereto;

            (c) Change the investment of any Property, other than in compliance with paragraph 1(c);

            (d) Refund any depreciation in principal of any Property;

            (e) Assume that the authority of any person designated by the Company to give instructions hereunder shall not be continuing unless provided otherwise in such designation, or unless the Company shall have delivered a written revocation of such authority to the Trustee;

            (f) The other parties hereto or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, except for its gross negligence or willful misconduct. The Trustee may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Trustee), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Trustee, in good faith, to be genuine and to be signed or presented by the proper person or persons. The Trustee shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this agreement or any of the terms hereof, unless evidenced by a written instrument delivered to the Trustee signed by the proper party or parties and, if the duties or rights of the Trustee are affected, unless it shall give its prior written consent thereto; and

            (g) Verify the correctness of the information set forth in the Registration Statement or to confirm or assure that any acquisition made by the Company or any other action taken by it is as contemplated by the Registration Statement.

            (h) File income tax or information returns with the U.S. Internal Revenue Service and payee statements with the Company, documenting the taxes payable by the Company, if any, relating to interest earned on the Property;

            (i) Pay any taxes on behalf of the Trust Account (it being expressly understood that, as set forth in Section 2(a), if there is any income tax obligation relating to the income of the Property in the Trust Account, then, at the written instruction of the Company, the Trustee shall disburse funds out of the Property in the Trust Account in an amount specified by the Company as necessary to pay its income tax liability; and

            (j) Compute, confirm or otherwise verify amounts requested by the Company pursuant to Section 1(i), 2(a) and 2(b) above.

       5. CERTAIN RIGHTS OF TRUSTEE.

            (a) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or opinion of counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or opinion of counsel. The Trustee may consult with counsel and the advice of such counsel or any opinion of counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

            (b) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

            (c) The Trustee shall not be liable for ay action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Agreement.

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            (d) The Trustee shall not be responsible for and makes no
representation as to the validity or adequacy of this Agreement; it shall not be accountable for the Company's use of the proceeds from the Trust Account. Notwithstanding the effective date of this Agreement or anything to the contrary contained in this Agreement, the Trustee shall have no liability or responsibility for any act or event relating to this Agreement or the transactions related thereto which occurs prior to the date of this Agreement, and shall have no contractual obligations or fiduciary duties to the Beneficiaries until the date of this Agreement.

       6. TERMINATION. This Agreement shall terminate as follows:

            (a) If the Trustee gives written notice to the Company that it desires to resign under this Agreement, the Company shall use its reasonable efforts to locate a successor trustee. At such time that the Company notifies the Trustee that a successor trustee has been appointed by the Company and has agreed to become subject to the terms of this Agreement, the Trustee shall transfer the management of the Trust Account to the successor trustee, including but not limited to the transfer of copies of the reports and statements relating to the Trust Account, whereupon this Agreement shall terminate; provided, however, that, in the event that the Company does not locate a successor trustee within ninety days of receipt of the resignation notice from the Trustee, the Trustee may submit an application to have the Property deposited with the United States District Court for the Southern District of New York and upon such deposit, the Trustee shall be immune from any liability whatsoever;

            (b) At such time that the Trustee has completed the liquidation of the Trust Account in accordance with the provisions of paragraph 1(i) hereof, and distributed the Property in accordance with the provisions of the Termination Letter, this Agreement shall terminate except with respect to Paragraph 2(b); or

            (c) On such date after ______, 2008, when the Trustee deposits the Property with the United States District Court for the Southern District of New York in the event that, prior to such date, the Trustee has not received a Termination Letter from the Company pursuant to Paragraph 1(i) or (j) hereof.

       7. MISCELLANEOUS.

            (a) The Company and the Trustee each acknowledge that the Trustee will follow the security procedures set forth below with respect to funds transferred from the Trust Account. Upon receipt of written instructions, the Trustee will confirm such instructions with an Authorized Individual at an Authorized Telephone Number listed on the attached EXHIBIT C. The Company and the Trustee will each restrict access to confidential information relating to such security procedures to authorized persons. Each party must notify the other party immediately if it has reason to believe unauthorized persons may have obtained access to such information, or of any change in its authorized personnel. In executing funds transfers, the Trustee will rely upon account numbers or other identifying numbers of a beneficiary, beneficiary's bank or intermediary bank, rather than names. The Trustee shall not be liable for any loss, liability or expense resulting from any error in an account number or other identifying number, provided it has accurately transmitted the numbers provided.

            (b) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws. It may be executed in several counterparts, each one of which shall constitute an original, and together shall constitute but one instrument.

            (c) This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. This Agreement or any provision hereof may only be changed, amended or modified by a writing signed by each of the parties hereto; provided, however, that no such change, amendment or modification may be made without the prior written consent of FBW. As to any claim, cross-claim or counterclaim in any way relating to this Agreement, each party waives the right to trial by jury.

            (d) The parties hereto consent to the jurisdiction and venue of any state or federal court located in the City of New York for purposes of resolving any disputes hereunder.

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            (e) Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or by facsimile transmission:

                 if to the Trustee, to:

                 Continental Stock Transfer & Trust Company
                 17 Battery Place
                 New York, New York 10004
                 Attn: Felix Orihuela
                 Fax No.: (212) 509-5150

                 if to the Company, to:

                 Harbor Acquisition Corporation
                 One Boston Place - Suite 3630
                 Boston, Massachusetts 02108
                 Attn: Chief Executive Officer
                 Fax No.: (617) 624-8416

                 in either case with a copy to:

                 Ferris, Baker Watts, Incorporated
                 100 Light Street, 8th Floor
                 Baltimore, MD 21202
                 Attn: Richard Prins
                 Fax No.: ________________

            (f) This Agreement may not be assigned by the Trustee without the prior consent of the Company and FBW. This Agreement may be assigned by the Company upon written notice to the Trustee. The parties acknowledge that the Company intends to assign its rights hereunder to a wholly-owned subsidiary qualifying as a "security corporation" under Massachusetts tax law.

            (g) Each of the Trustee and the Company hereby represents that it has the full right and power and has been duly authorized to enter into this Agreement and to perform its respective obligations as contemplated hereunder.

            (h) The Trustee acknowledges and agrees that it shall not make any claims or proceed against the Trust Account, including by way of set-off, and shall not be entitled to any funds in the Trust Account under any circumstance.

            (i) The parties hereto acknowledge that the trust established hereby shall be a "grantor" trust within the meaning of Sections 671-679 of the Internal Revenue Code of 1986, as amended, and that as result, the Company shall be taxable on the income of the Trust Account during all or a portion of the term hereof. The parties agree that all Federal, state and local income taxes upon the income of the Trust Account shall be allocated entirely to the Trust Account and paid by the Trustee pursuant to Section 2(a) hereof, and that the Trustee may conclusively rely upon the Officers' Certificate referred to in said
Section 2(a) as to the computation and amount of all taxes allocable to the Trust Account pursuant hereto.

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       IN WITNESS WHEREOF, the parties have duly executed this Investment
Management Trust Agreement as of the date first written above.


                                     CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Trustee

                                     By:
                                        ---------------------------------------
                                     Name:
                                     Title:


                                     HARBOR ACQUISITION CORPORATION

                                     By:
                                        ---------------------------------------
                                        Robert J. Hanks, Chief Executive Officer



                                       7

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                                    EXHIBIT A

                             [LETTERHEAD OF COMPANY]

[INSERT DATE]

Continental Stock Transfer & Trust Company
17 Battery Place
New York, New York 10004
Attn: ________________


Re: Trust Account No. [__________] - Termination Letter

Gentlemen:

       Pursuant to paragraph 1(i) of the Investment Management Trust Agreement between Harbor Acquisition Corporation ("COMPANY") and Continental Stock
Transfer & Trust Company ("TRUSTEE"), dated as of               , 2006 ("TRUST
AGREEMENT"), this is to advise you that the Company has entered into an
agreement ("BUSINESS AGREEMENT") with               ("TARGET BUSINESS") to
consummate a business combination with Target Business ("BUSINESS COMBINATION") on or about [Insert Date]. The Company shall notify you at least 48 hours in advance of the actual date of the consummation of the Business Combination ("CONSUMMATION DATE") and provide you with an Officer's Certificate in accordance with Paragraphs 1(i) and 3(e) of the Trust Agreement.

       In accordance with the terms of the Trust Agreement, we hereby authorize you to commence liquidation of the Trust Account to the effect that, on the Consummation Date, all of the funds held in the Trust Account will be immediately available for transfer to the account or accounts that the Company shall direct in writing on the Consummation Date.

       On the Consummation Date (i) counsel for the Company shall deliver to you written notification that the Business Combination has been consummated, (ii) the Company shall deliver the oath and report of inspector of election certified by an independent inspector which may be the Trustee or as otherwise appointed by FBW (collectively, the "Report"); and (iii) the Company and FBW shall deliver to you written instructions with respect to the transfer of the funds held in the Trust Account ("Instruction Letter") along with satisfactory evidence of delivery of the stock certificates from the Public Stockholders through the Depository Trust Company, its Deposit Withdraw agent Commission (DWAC) system or otherwise (the "Stock Certificates"). You are hereby directed and authorized to transfer the funds held in the Trust Account immediately upon your receipt of the counsel's letter, the Report, evidence of delivery of the Stock Certificates, the Officers' Certificates and the Instruction Letter, in accordance with the terms of the Instruction Letter. In the event that certain deposits held in the Trust Account may not be liquidated by the Consummation Date without penalty, you will notify the Company and FBW of the same and the Company and FBW shall issue joint written instructions directing you as to whether such funds should remain in the Trust Account and distributed after the Consummation Date to the Company and/or FBW. Upon the distribution of all the funds in the Trust Account pursuant to the terms hereof, the Trust Agreement shall be terminated.

In the event that the Business Combination is not consummated on the Consummation Date described in the notice thereof and we have not notified you on or before the original Consummation Date of a new Consummation Date, then the funds held in the Trust Account shall be reinvested as provided in the Trust Agreement on the business day immediately following the Consummation Date as set forth in the notice.


                                         Very truly yours,

                                         HARBOR ACQUISITION CORPORATION


                                         By:
                                            -----------------------------------

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                                    EXHIBIT B

                             [LETTERHEAD OF COMPANY]

[INSERT DATE]

Continental Stock Transfer & Trust Company
17 Battery Place
New York, New York 10004
Attn: ________________


Re: Trust Account No. [            ] - Termination Letter
                       ------------

Gentlemen:

       Pursuant to paragraph 1(i) of the Investment Management Trust Agreement between Harbor Acquisition Corporation. ("COMPANY") and Continental Stock
Transfer & Trust Company ("TRUSTEE"), dated as of               , 2006 ("TRUST
AGREEMENT"), this is to advise you that the Board of Directors of the Company has voted to dissolve and liquidate the Company. Attached hereto is a copy of the minutes of the meeting of the Board of Directors of the Company relating thereto, certified by the Secretary of the Company as true and correct and in full force and effect. All terms not defined herein shall have the meanings ascribed to them in the Trust Agreement.

       In accordance with the terms of the Trust Agreement, we hereby acknowledge and agree that you have full authority to commence liquidation of the Trust Account immediately on the LOI Termination Date (unless certain conditions have been satisfied in accordance with the terms of the Trust Agreement) or Second Termination Date, whichever is applicable. You will notify the Company, FBW and JPMorgan Chase Bank, N.A. ("Designated Paying Agent") in writing as to when all of the funds in the Trust Account will be available for immediate transfer ("Transfer Date").

       The Designated Paying Agent shall thereafter notify you as to the account or accounts of the Designated Paying Agent that the funds in the Trust Account should be transferred to on the Transfer Date so that the Designated Paying Agent may commence distribution of such funds in accordance with the Company's instructions; provided, however, that satisfactory evidence of delivery of the stock certificates from the Public Stockholders through the Depository Trust Company, its Deposit Withdraw Agent Commission (DWAC) system or otherwise. You shall have no obligation to oversee the Designated Paying Agent's distribution of the funds. Upon the payment to the Designated Paying Agent of all of the funds in the Trust Account, the Trust Agreement shall be terminated.


                                         Very truly yours,

                                         HARBOR ACQUISITION CORPORATION


                                         By:
                                            -----------------------------------


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                                    EXHIBIT C

                            AUTHORIZED INDIVIDUAL(S)
             AUTHORIZED FOR TELEPHONE CALL BACK TELEPHONE NUMBER(S)


COMPANY:

         Harbor Acquisition Corporation
         One Boston Place - Suite 3630
         Boston, Massachusetts 02108
         Attn: Chief Executive Officer
         (617) 624-8409

FBW:

         Ferris, Baker Watts, Incorporated
         100 Light Street
         Baltimore, Maryland 21202
         Attn: Richard K. Prins
         (410) 659-4385

TRUSTEE:

         Continental Stock Transfer & Trust Company
         17 Battery Place
         New York, New York 10004
         Attn: Felix Orihuela
         (212) 845-3215